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                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE

For more information, contact:

Bill Greiter
Senior Vice President
Fortis, Inc.
(212) 859-7147

Eric Tanzberger                              Debbie Fisher
Vice President/Investor Relations            Director/Investor Relations
Service Corporation International            Service Corporation International
(713) 525-7768                               (713) 525-9088


FORTIS AND SERVICE CORPORATION INTERNATIONAL AGREE ON TERMS OF SALE OF AMERICAN MEMORIAL LIFE INSURANCE COMPANY

UTRECHT, THE NETHERLANDS, BRUSSELS BELGIUM, NEW YORK (JULY 27, 2000) - Fortis, the international insurance, banking and investment group, announced today that through its U.S. subsidiary, Fortis, Inc., it has signed a definitive agreement to acquire American Memorial Life Insurance Company ("AMLIC"), the South Dakota-based prearranged funeral captive insurance company of Service Corporation International (SCI, NYSE: SRV).

Under terms of the agreement, Fortis will acquire AMLIC in a cash transaction of $200 million and will enter into a multi-year marketing agreement with SCI to allow for the sale of prearranged funeral contracts exclusively through SCI-owned or affiliated funeral homes. This transaction is expected to close in the fourth quarter, pending customary regulatory approvals.

Preneed funeral insurance allows individuals to prepay for a funeral in a single payment or in multiple payments over a number of years. The insurance policy increases in value over time, ensuring that sufficient funds are available to pay for the funeral at the time of need.

"The acquisition will allow Fortis to continue to expand its preneed market share and leverage its management expertise within this specialized market segment," stated Kerry Clayton, Chief Executive Officer and President of Fortis, Inc. "It demonstrates Fortis' deepened commitment to funeral service and preneed."

"The addition of AMLIC establishes Fortis' leadership position in the prearranged funeral insurance market and furthers Fortis' U.S. strategy to concentrate on a number of

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market segments in which the businesses are striving for leading positions by offering differentiated products and services," said Clayton.

AMLIC will remain headquartered in Rapid City, South Dakota, and continue its operations under current management.

"For SCI, the sale of AMLIC represents further execution of its initiatives to sell certain assets and non-core businesses to generate funds available for the reduction of SCI's debt. The multi-year marketing agreement with Fortis provides SCI funeral homes enhanced opportunities and the uninterrupted ability to sell prearranged funeral contracts in North America," said Robert L. Waltrip, Chairman and Chief Executive Officer of SCI.

Representatives of both companies agree that this transaction allows each party to focus on its core business, which benefits the funeral service industry overall.

Fortis, Inc. is a financial services company that, through its operating companies and affiliates, provides specialty insurance and investment products to businesses, associations, financial service organizations and individuals in the U.S. Fortis, Inc. is part of Fortis, the international insurance, banking and investment group, with assets at year-end 1999 in excess of $400 billion. Fortis' listed companies are Fortis (B) of Belgium and Fortis (NL) of the Netherlands. Fortis (B) securities trade on the Brussels exchange under the symbol FOR, on the London exchange under the symbol FAG and on the Luxembourg exchange under the symbol AGF; the securities of Fortis (NL) trade on the Amsterdam exchange as FOR, the London exchange as AMEV, on the Luxembourg exchange as AMV and as an ADR (FAMVY) on the NASDAQ `Bulletin Board' in the U.S.

SCI is the largest funeral home and cemetery company in the world. As of June 30, 2000, SCI affiliates operated 3,815 funeral service locations, 580 cemeteries, and 197 crematoria in 20 countries on five continents.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that Fortis and SCI believe are reasonable. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from Fortis' and SCI's expectations are the risks associated with the closing of this transaction reflected by this signed definitive agreement and receipt of regulatory approval of the transaction.

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